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                                                                    EXHIBIT 10.4


                             EMPLOYMENT AGREEMENT

            THIS EMPLOYMENT AGREEMENT (this "Agreement"), made and entered into as of the 3rd day of December, 1998, by and between Superior Modular Products Incorporated, a Delaware corporation (the "Company") and a wholly owned subsidiary of Preformed Line Products Company, and KENNETH W. BROWNELL, JR., ("Employee"),

                             W I T N E S S E T H :

            WHEREAS, Employee has for the past six years been employed as President of the Company;

            WHEREAS, the Company desires to continue to employ Employee and Employee desires to accept employment from the Company on the terms and conditions set forth below;

            NOW, THEREFORE, in consideration of the covenants herein contained (the mutuality, adequacy, receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

            1.    Employment

                  The Company hereby employs Employee, and Employee hereby accepts and agrees to be employed, as the President and Chief Executive Officer of the Company.

            2.    Term

                  Employee shall be employed for a term of five (5) years, commencing on the date hereof and terminating on December 2, 2003, unless sooner terminated pursuant to the terms contained herein (the "Employment Term").

            3.    Responsibilities and Duties

                  Employee shall perform such duties and carry out such responsibilities as are reasonable and customary for employees in similar positions in companies of similar size and scope, as designated or directed by the President or Chairman of Preformed Line Products Company, an Ohio corporation ("Preformed").

            4.    Employment Performance Standards

                  Except as provided in Paragraph 5(b), Employee agrees that during the Employment Term he will devote all of his business time, attention, efforts and skills to the performance of his duties for and on behalf of the Company in accordance with Section 3 hereof.
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            5.    Covenant Not to Compete

            (a) Except as otherwise provided in Paragraph 17, Employee agrees that he will not during the term hereof and for a period of two years following termination of employment, engage, directly or indirectly, whether on his own account or as a shareholder, partner, joint venturer or agent of any person, firm, corporation or other entity or otherwise, directly or indirectly, in any or all of the following activities without specific written consent of the Company in North America or Europe.

                  (1) enter into or engage in any business which competes with the business of the Company or Preformed;

                  (2) solicit customers or business patronage which results in competition with the business of the Company or Preformed; or

                  (3) promote or assist, financially or otherwise, any person, firm, association, corporation or other entity engaged in any business which competes with the business of the Company or Preformed (except investments in 5% or less of the capital stock of any corporation subject to the Securities Exchange Act of 1934, as amended).

            6.    Covenant Against Disclosure.

            Employee hereby covenants that during the Employment Term and after the expiration or termination thereof he will keep secret all inventions, improvements, discoveries, secret processes, research, design and development projects, special operating techniques, marketing systems, sales methods, customers and confidential business and manufacturing "know-how" imparted or made known to him by the Company or Preformed or any of the Company's or Preformed's employees or agents, or made, learned, discovered, or acquired by Employee in connection with his employment hereunder from and after the date of this Agreement; that he will not reveal, disclose or make known, in any manner whatsoever, any of the same, or anything relating to the same, to any person, firm, or corporation; and that he will not use or practice any of the same except when authorized to do so by writing, signed by a duly authorized officer or agent of the Company or Preformed, or until after the same shall be or become in the public domain through no fault of the undersigned.

            7. Covenant Against Hiring. Employee hereby understands that in the Company's view it is essential to the successful operation of its business that the Company retain substantially unimpaired (to an extent determined by the Company in its sole discretion) the Company's operating organization. Employee shall not, in a business other than the Company whether directly or indirectly through any subsidiary or affiliate, employ, whether as an employee, officer, agent, consultant or independent contractor, or enter into any partnership, corporation, joint venture or other business association; with any person who was at any time during the twelve (12) months preceding the date of this Agreement an employee, representative or officer of the Company, for a period of twelve (12) months after such person ceases or has ceased, for any reason, to be an employee, representative or officer of the Company.
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            8.    Intended Beneficiaries.  Employee does hereby acknowledge and agree that this Agreement is intended for the benefit of, and may be enforced by, the Company and Preformed, each such entity being an intended beneficiary of this Agreement.

            9. Injunctive Relief. Employee hereby acknowledges and agrees that the Company's or Preformed's remedy at law for any breach of any of Employee's respective obligations under Sections 5, 6 or 7 hereof would be inadequate, and agrees and consents that temporary and permanent injunctive relief may be granted in a proceeding which may be brought to enforce any provision of Sections 5, 6 or 7 without the necessity of proof of actual damage.

            10.   Representation and Warranty of Employee

                  Employee represents and warrants to the Company that he is free to continue employment with the Company as contemplated herein, and that he has not and will not hereafter incur any employment or business obligations or commitments of any kind which would in any way hinder or interfere with his acceptance or performance of his obligations hereunder.

            11.   Compensation

                  During the Employment Term, the Company shall pay to Employee as compensation ("Compensation") a base salary payable in accordance with the Company's usual practices (and in any event no less frequently than monthly) of no less than $190,000 per annum.

            12.   Bonus

                  In addition to the Compensation, Employee shall receive a bonus ("Bonus") for each fiscal year of the Company, prorated on a per diem basis for partial years, during the Employment Term determined and calculated as a 60% participant in accordance with the SMPI Bonus Plan set forth on Exhibit A attached hereto and made a part hereof.

            13.   Office, Equipment

                  The Company shall provide to the Employee, at the Company's expense, a private office, secretarial assistance, office equipment, normal and customary business supplies, and such other facilities and services as are suitable to the Employee's position and adequate for the performance of his duties hereunder.

            14.   Reimbursement of Expenses

                  The Company shall reimburse Employee for all reasonable and necessary expenses incurred by Employee in connection with the fulfillment of his obligations hereunder in accordance with the policies in effect from time to time by the Company.
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            15.   Hospitalization and Related Benefits

                  During the Employment Term, Employee shall receive hospitalization, health, medical and other benefits commensurate with, and on the same terms and conditions, as the benefits made available to other employees of the Company.

            16.   Location

                  Without the Employee's consent, the Company's operations shall not be moved from the Asheville, North Carolina area.

            17.   Termination

                  A. By the Company. Employee's employment with the Company hereunder may be terminated with or without Cause (as hereinafter defined) by the Company by giving notice of such termination to Employee, effective immediately upon the giving of such notice except that four weeks advance written notice and opportunity for cure shall be given for termination under
(ii) below. If Employee's employment is terminated by the Company for Cause, then Employee's Compensation shall terminate on the effective date of his termination. For purposes of this Section 17, "Cause" shall mean (i) fraud or embezzlement, (ii) material failure to comply with Employee's obligations under this Agreement, including, without limitation, material misconduct in the performance or nonperformance of the responsibilities or duties designated in accordance with Section 3 of this Agreement, or (iii) failure to perform his duties as provided herein as a result of his death or Permanent Disability. For purposes of this Section 17, "Permanent Disability" shall be deemed to occur if Employee does not perform his usual services to the Company by reason of mental or physical disability due to illness or injury and such nonperformance exists for a period of 120 consecutive days in a twelve-month period. If the Company terminates Employee's employment without Cause during the Employment Term, the Company shall continue to pay to Employee, as severance pay, compensation, hospitalization and other benefits (but not a Bonus) for the remainder of the five-year Employment Term, payable in regular installments, at the same interval as the payment of Compensation hereunder, and the non-competition provisions of Paragraph 5 through 7 shall remain in effect only for the same period.

                  B. By the Employee. Without limiting any other legal remedy, the Employee may terminate this agreement upon four weeks advance written notice to the Company if (i) the Company materially breaches this agreement and fails to cure such breach within four weeks after notice thereof, or (ii) if substantially all the assets of the Company or 51% or more of the stock of the Company are sold to a third party. In such event of breach as described in (i) hereof, the non-competition provisions of this Agreement shall be null and void; in the event of sale or transfer as described in (ii) hereof, the non-competition provisions of this agreement shall remain in full force and effect.

                  C. As the Result of an Acquisition. If substantially all of the assets or 51% or more of the stock of the Company is sold to a third party in a transaction which closes on or before December 2, 2003, and a) the Employee's employment is terminated as a result, or b) the
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Employee suffers a material reduction in salary or benefits other than such reductions applicable to management level employees as a whole, the Company shall pay to the Employee monthly, during the period commencing on the Closing Date of such acquisition, and terminating on December 2, 2003, the amount by which the Employee's monthly salary hereunder exceeds all compensation paid to the Employee by the purchaser or any other employer during such period.

            18.   Review of Records

                  The Employee shall have the right, either personally or through an accountant retained and paid by him, to examine the books and accounts of the Company at times mutually convenient to the Company and the Employee and upon reasonable notice.

            19.   Indemnification

                  The Company shall indemnify the Employee for all liabilities and costs paid by the Employee in consequence of, or in any way relating to, the faithful discharge of his duties as an employee of the Company in compliance with the terms and conditions of this Agreement.

            20.   Assignment of Employee Inventions and Patents

                  Employee acknowledges that on December 3, 1993 he executed an "Employee Patent and Confidential Information Agreement" in favor of the Company and that said Agreement is still in full force and effect.

            21.   Severability

                  All provisions of this Agreement are intended to be severable. In the event any provision or restriction contained herein is held to be invalid or unenforceable in any respect, in whole or in part, such finding shall in no way affect the validity or enforceability of any other provisions of this Agreement. The parties hereto further agree that any such invalid or unenforceable provision shall be deemed modified so that it shall be enforced to the greatest extent permissible under law, and to the extent that any court of competent jurisdiction determines any restriction herein to be overly broad or unenforceable, such court is hereby empowered and authorized to limit such restriction so that it is enforceable for the longest duration of time and largest geographical area possible.

            22.   Non-Waiver

                  No failure or delay by either party in exercising such party's rights hereunder shall operate as a waiver thereof and no single or partial exercise thereof shall preclude any further exercise of any right, power, or privilege by such party.
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            23.   Notices

                  Any notice, request, instruction or other document required to be delivered hereunder by any party hereto shall be in writing and shall be deemed to have been given and made (a) seven days after deposit if mailed by certified mail, or (b) one day after deposit for delivery by any express mail service, as follows:

      If to the Company:            SUPERIOR MODULAR PRODUCTS
                                    INCORPORATED
                                    33 Superior Way
                                    Swannanoa, NC 28778

      with a copy to:               PREFORMED LINE PRODUCTS COMPANY
                                    P.O. Box 91129
                                    Cleveland, Ohio 44101
                                    Attention:  Robert G. Ruhlman

                                    BAKER & HOSTETLER LLP
                                    3200 National City Center
                                    1900 East 9th Street
                                    Cleveland, OH 44114-3485
                                    (216) 621-0200
                                    Attention:  J. Richard Hamilton

      If to Employee:               Mr. Kenneth W. Brownell, Jr.
                                    P. O. Box 638
                                    Marion, NC  28752

            Any party may designate such other address for notice hereunder by notifying the other parties hereto in writing of such address.

            24.   Miscellaneous

                  (a) This Agreement is for personal services to be provided by
            Employee and may not be assigned or transferred by Employee, or the obligations or Employee performed by any other party. All of the rights and obligations of the Company under this Agreement are fully assignable, transferable and delegable, in whole or in part, by the Company, provided that the Company shall remain liable thereon.

                  (b) This Agreement contains the entire agreement between the parties hereto regarding the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written.
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                  (c) Titles and captions of or in this Agreement are inserted as a matter of convenience and reference and in no way are intended to affect the intent or scope of this Agreement.

                  (d) This Agreement shall be governed by, and construed in
            accordance with, the laws of the State of North Carolina, U.S.A.

                  (e) The recitals hereto are an integral part of this Agreement and are incorporated herein by reference.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                          SUPERIOR MODULAR PRODUCTS
                                            INCORPORATED


                                          By: /s/ Robert G. Ruhlman
                                             --------------------------

                                             --------------------------
                                          Title: President
                                                 ----------------------

                                          EMPLOYEE
                                          /s/ Kenneth W. Brownell, Jr.
                                          -----------------------------
                                          Kenneth W. Brownell, Jr.